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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 3, 2005


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                    Delaware                                    36-3972986
(State or other jurisdiction of incorporation or             (I.R.S. Employer
                 organization)                            Identification Number)


                             9900 WEST 109TH STREET
                                    SUITE 600
                             OVERLAND PARK, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 3, 2005 the board of directors approved annual retainer compensation for each non-employee member of the board of directors. The annual retainer compensation becomes effective January 1, 2006 and will be paid as follows: 1) each non-employee director will receive $37,500 per year, which amount may be received either in cash or deferred into the Directors Deferred Compensation Plan (the "Plan") at the election of the director; and 2) each non-employee director will receive $45,000 per year, which amount must be deferred into the Plan and cannot be withdrawn until the director leaves the board of directors. The board of directors also approved the committee chairman retainers, effective January 1, 2006.

The foregoing description of the annual retainer compensation for the board of directors is qualified in its entirety by reference to the Summary of Non-Employee Director Compensation Program, attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


10.1 Summary of Non-Employee Director Compensation Program


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMPASS MINERALS INTERNATIONAL, INC.

Date:  November 8, 2005                     /s/ Rodney L. Underdown
                                            ------------------------------------
                                            Rodney L. Underdown
                                            Chief Financial Officer